SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 20, 2007
SPARTECH CORPORATION

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)
120 South Central Avenue, Suite 1700, Clayton, Missouri     63105

(Address of principal executive offices)                              (Zip Code)
(314) 721-4242

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment of Standard Performance Share Award Form and Establishment of 2008-2010 Performance Period and Performance Criteria. On November 20, 2007, the Compensation Committee of the Company’s Board of Directors approved amendments to the standard form of Performance Share award which may be issued under the Spartech Corporation Long-Term Equity Incentive Program. The amended Performance Share Award form is included herewith as Exhibit 5.02(1). The amendments add language intended to ensure that the timing of various events related to the vesting and payout of the Company’s Performance Share awards will comply with Internal Revenue Code Section 409A and the regulations thereunder.
The Committee also designated the 2008-2010 performance period for awards of Performance Shares and established the performance criteria for that performance period. The performance criteria are based on a comparison of the Company’s fiscal 2008-2010 Total Shareholder Return (“TSR”) to the TSR for the same period of each member of a performance group selected by the Committee from among companies in the same or related industries. The payout multiple for the Performance Shares will range from zero to 2.0 common shares per award unit, based on the number of performance group companies whose 2008-2010 TSR is exceed by Spartech’s 2008-2010 TSR. The Performance Criteria are set out in Exhibit 5.02(2). The unit value of the Performance Share awards will be determined by independent appraisal as of the close of business on the grant date.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

5.02(1)	Form of Performance Share Award.

5.02(2)	Performance Criteria for 2007-2009 Performance Period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date November 21, 2007	By	/s/ JEFFREY D. FISHER
Jeffrey D. Fisher
Senior Vice President, General Counsel and Secretary